UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 29, 2008
Famous Dave’s of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-21625 (Commission File Number)	41-1782300 (IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)
(952) 294-1300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
          On December 29, 2008, the Company granted executive officers the right to receive shares of the Company’s common stock (the “Performance Shares”) following the filing of the Company’s Annual Report on Form 10-K for fiscal 2011, subject to the Company achieving at least the applicable percentage of the cumulative total of the earnings per share goals (as discussed below) for fiscal 2009, fiscal 2010 and fiscal 2011 (the “Cumulative EPS Goal”). These Performance Shares were granted under the Company’s 2005 Stock Incentive Plan and the grants are collectively referred to as the 2009-2011 Performance Share Program. Under the 2009-2011 Performance Share Program, each recipient will be entitled to receive a percentage of the “Target Shares” amount identified opposite his or her name on Exhibit 10.2 to this Current Report on Form 8-K that is based on the percentage of the Cumulative EPS Goal achieved by the Company, as set forth on the following schedule:

Percent of Performance Shares
Percentage of Cumulative EPS Goal	to which Recipient is Entitled
If the Company fails to achieve at least 80% of the Cumulative EPS Goal, then:	the recipient shall not be entitled to receive Performance Shares.

If the Company achieves 80-100% of the Cumulative EPS Goal, then:	the recipient shall be entitled to receive a percentage of the “Target Shares” amount equal to the percentage of the Cumulative EPS Goal achieved (e.g., if the Company achieves 90% of the Cumulative EPS Goal, then the recipient is entitled to receive 90% of his or her “Target Shares” amount).
          The Performance Share grants for each recipient are also contingent upon the recipient remaining an employee of the Company until the filing of the Annual Report on Form 10-K for fiscal 2011.
          The earnings per share goal for each fiscal year will be determined by the Compensation Committee prior to the beginning of each fiscal year. The actual earnings per share for each fiscal year shall be based on the fully diluted earnings per share amount for such fiscal year that is set forth in the audited financial statements filed with the Company’s corresponding Annual Report on Form 10-K. The determination regarding whether the Company has achieved the Cumulative EPS Goal will be made upon filing of the Annual Report on Form 10-K for fiscal 2011 (the “Vesting Date”). Performance Shares will be issued on the Vesting Date, as provided above, if at least 80% of the Cumulative EPS Goal is achieved. No partial issuance of Performance Shares shall be made if an earnings per share goal is achieved in any one or more fiscal years but at least 80% of the Cumulative EPS Goal is not achieved.
          The form of 2009-2011 Performance Share Agreement utilized in connection with grants under the 2009-2011 Performance Stock Program and a schedule of grants made under the form of 2009-2011 Performance Share Agreement are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively.

Item 9.01 Financial Statements and Exhibits.
     (d)       Exhibits.
10.1      Form of 2009-2011 Performance Share Agreement
10.2      Schedule of grants made under the Form of 2009-2011 Performance Share Agreement

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’s of AMERICA, Inc.
Date: January 28, 2009	By:	/s/ Diana G. Purcel
		Name:	Diana G. Purcel
Title Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Form of 2009-2011 Performance Share Agreement
10.2	Schedule of grants made under the Form of 2009-2011 Performance Share Agreement